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                                                                Exhibit 10(g)(i)


                               September 24, 1999

PERSONAL AND CONFIDENTIAL
Mr. Douglas J. Glader
Digi International Inc.
11001 Bren Road East
Minnetonka, MN  55343

Dear Doug:

         This letter confirms the terms of an amendment to your employment agreement with the Company dated February 6, 1995, as previously amended by letter agreement dated January 16, 1997 (the "Agreement"). Except as specifically provided for herein, the terms of the Agreement remain in full force and effect.

         If you are terminated by the Company without "cause" on or before September 30, 2000, you would be entitled to severance equal to one year's base salary and a bonus (if earned) that would be pro-rated for the portion of the fiscal year through the termination date. The definition of "cause" is attached as an appendix to the Agreement. Neither this letter nor the Agreement shall be construed so as to amend the definition of "cause" contained in the terms and conditions of your options to purchase shares of the Company's Common Stock.

         The Agreement as amended by this letter constitutes the entire agreement between you and the Company regarding the subject matter contained therein and supersedes all prior agreements and understandings relating thereto.

         If the terms outlined above are acceptable, please confirm by signing the enclosed copy below and returning it to me.

                                           Very truly yours,
                                           DIGI INTERNATIONAL INC.

                                           /s/ John P. Schinas

                                           By John P. Schinas
                                           Chairman of the Board

                                           ACCEPTED:


                                           /s/ Douglas J. Glader
                                           ---------------------------
                                           Douglas J. Glader